OFFICIAL USE ONLY

LLC15170-03

FILED OCT 06 2003

Dean Heller

Secretary of State

RETURN ACKNOWLEDGMENT TO:

ALBRIGHT, STODDARD, WARNICK & PALMER WHITNEY B. WARNICK, ESQ.

801 SO. RANCHO DR., SUITE D-4 LAS VEGAS, NV 89106

ARTICLES OF ORGANIZATION FOR LIMITED LIABILITY CO.

(Pursuant to NRS 86.161)

1. Name of Limited Liability Co.:

EAST ESCONDIDO HEALTHCARE LLC

2. Purposes for which Company is organized:

The Company is organized to engage in and to do any lawful act concerning any and all lawful business, except insurance, for which a limited liability company may be organized.

3. The Name and complete street address of the Resident Agent:

Albright, Stoddard, Warnick & Palmer 8 01 S. Rancho Drive, Suite D-4 Las Vegas, Nevada 89106

4. The Name and street address of the Organizer executing these Articles:

WHITNEY B. WARNICK 801 S. Rancho Drive, Suite D-4

Las Vegas, Nevada 89106

5 . Management:

The Company is to be managed by the member which is THE ENSIGN GROUP, INC. , a Delaware corporation as provided in the Operating Agreement of the Company. The name and address of the member is:

Exhibit 3.165

NAME:

ADDRESS:

THE ENSIGN GROUP, INC.

32232 Paseo Adelanto, Suite A

San Juan Capistrano, CA 92675

6. Signature of the Organizer:

WHITNEY B. WARNICK, Organizer

801 S. Rancho Drive, Suite D-4

Las Vegas, Nevada 89106

7. Date: October 6, 2003

8. Acknowledgment:

State of Nevada

)

)

ss.

County of Clark

)

I, WHITNEY B. WARNICK, being first duly sworn, on oath, depose and say: That I am the Organizer of EAST ESCONDIDO HEALTHCARE LLC, a Nevada Limited Liability Company; that I have read the Articles of Organization thereof; and that the statements contained in such Articles of Organization are true.

WHITNEY B. WARNICK, ESQ.

Subscribed and Sworn to before me this 6th day of October, 2003.

Karin Sue Odell

Karin Sue Odell, Notary Public My Commission Expires: 6/15/04

KARIN SUE ODELL

Notary Public, State of Nevada

Appointment No. 00-63151-1

My Appt. Expires June 15, 2004

Exhibit 3.165

ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Filed in the office of	Document Number
[signature]	20070394598-07
Ross Miller	Filing Date and Time
Secretary of State	06/06/2007 1:00 PM
State of Nevada	Entity Number
	LLC15170-2003

Amendment to Articles of Organization

(PURSUANT TO NRS 86.221)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Organization For a Nevada Limited-Liability Company
(Pursuant to NRS 86.221)

1. Name of limited-liability company:

East Escondido Healthcare LLC

2. The company is managed by: ☐ Managers **OR** ☒ Members
(check only one box)

3. The articles have been amended as follows (provide articles numbers, if available)*:

Article 1 of the Articles of Organization filed on October 6, 2003 is hereby AMENDED to change the name of the Limited Liability Company from East Escondido Healthcare LLC to ARROW TREE HEALTH HOLDINGS LLC.

4. Signature (must be signed by at least one manager or by a managing member):

The Ensign Group, Inc., a Delaware Corporation,
its sole member

X By: [signature], V.P.

Signature

* 1) If amending company name, it must contain the words **"Limited-Liability Company," "Limited Company,"** or **"Limited,"** or the abbreviations **"Ltd.," "L.L.C.,"** or **"L.C.," "LLC"** or **"LC."** The word **"Company"** may be abbreviated as **"Co."**
2) If adding managers, provide names and addresses.

FILING FEE: $175.00

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees

Nevada Secretary of State AM 86.221 Amend 2007
Revised on: 01/01/07

LLC15170-03

NEVADA SECRETARY OF STATE

FILED OCT 06 2003

CERTIFICATE OF ACCEPTANCE OF APPOINTMENT

BY AGENT FOR SERVICE OF PROCESS

Dean Heller

Secretary of State

FOR LIMITED-LIABILITY COMPANY

IN THE MATTER OP EAST ESCONDIDO HEALTHCARE LLC, ALBRIGHT, STODDARD, WARNICK & PALMER hereby certifies that on the 6th day of October, 2003, it accepted the appointment as Agent for Service of Process of the above-entitled limited-liability company in accordance with CHAPTER 86 of the Nevada Revised Statues.

FURTHERMORE, that the office for the agent of service of process in the state is located at:

801 South Rancho Drive Suite D-4

Las Vegas, Nevada 89106

IN WITNESS WHEREOF, I have hereunto set my hand on behalf of Albright, Stoddard, Warnick & Palmer this 6th day of October, 2003.

ALBRIGHT, STODDARD, WARNICK & PALMER

Whitney B. Warnick

INITIAL/ANNUAL LIST OF MANAGERS OR MANAGING MEMBERS AND STATE BUSINESS LICENSE APPLICATION OF:

ARROW TREE HEALTH HOLDINGS LLC

NAME OF LIMITED-LIABILITY COMPANY

ENTITY NUMBER: LLC15170-2003

100401

FOR THE FILING PERIOD OF OCT, 2013 TO OCT, 2014

USE BLACK INK ONLY - DO NOT HIGHLIGHT

****YOU MAY FILE THIS FORM ONLINE AT www.nvsilverflume.gov****

☐ Return one file stamped copy. (If filing not accompanied by order instructions, file stamped copy will be sent to registered agent.)

IMPORTANT: Read instructions before completing and returning this form.

1. Print or type names and addresses, either residence or business, for all manager or managing members. A **Manager, or if none, a Managing Member** of the LLC must sign the form. *FORM WILL BE RETURNED IF UNSIGNED.*
2. If there are additional managers or managing members, attach a list of them to this form.
3. Return completed form with the fee of $125.00. A $75.00 penalty must be added for failure to file this form by the deadline. An annual list received more than 90 days before its due date shall be deemed an amended list for the previous year.
4. State business license fee is $200.00. Effective 2/1/2010, $100.00 must be added for failure to file form by deadline.
5. Make your check payable to the Secretary of State.
6. **Ordering Copies:** If requested above, one file stamped copy will be returned at no additional charge. To receive a certified copy, enclose an additional $30.00 per certification. **A copy fee of $2.00 per page** is required for **each additional copy** generated when ordering 2 or more file stamped or certified copies. Appropriate instructions must accompany your order.
7. Return the completed form to: Secretary of State, 202 North Carson Street, Carson City, Nevada 89701-4201, (775) 684-5708.
8. Form must be in the possession of the Secretary of State on or before the last day of the month in which it is due. (Postmark date is not accepted as receipt date.) Forms received after due date will be returned for additional fees and penalties. Failure to include annual list and business license fees will result in rejection of filing.

Filed in the office of	Document Number: 20140485902-85
[signature]	Filing Date and Time: 07/03/2014 12:23 PM
Ross Miller, Secretary of State, State of Nevada	Entity Number: LLC15170-2003

(This document was filed electronically.)

ABOVE SPACE IS FOR OFFICE USE ONLY

ANNUAL LIST FILING FEE: $125.00 LATE PENALTY: $75.00 (if filing late) BUSINESS LICENSE FEE: $200.00 LATE PENALTY: $100.00 (if filing late)

CHECK ONLY IF APPLICABLE AND ENTER EXEMPTION CODE IN BOX BELOW

☐ Pursuant to NRS Chapter 76, this entity is exempt from the business license fee. Exemption code: ☐

NOTE: If claiming an exemption, a notarized Declaration of Eligibility form must be attached. Failure to attach the Declaration of Eligibility form will result in rejection, which could result in late fees.

NRS 76.020 Exemption Codes
- 001 - Governmental Entity
- 005 - Motion Picture Company
- 006 - NRS 680B.020 Insurance Co.

NAME				MANAGER OR MANAGING MEMBER
CTR PARTNERSHIP, L.P.				
ADDRESS	CITY	STATE	ZIP CODE	
27101 PUERTA REAL, SUITE 400 , USA	MISSION VIEJO	CA	92691	
NAME				MANAGER OR MANAGING MEMBER
ADDRESS	CITY	STATE	ZIP CODE	
NAME				MANAGER OR MANAGING MEMBER
ADDRESS	CITY	STATE	ZIP CODE	
NAME				MANAGER OR MANAGING MEMBER
ADDRESS	CITY	STATE	ZIP CODE	

None of the managers or managing members identified in the list of managers and managing members has been identified with the fraudulent intent of concealing the identity of any person or persons exercising the power or authority of a manager or managing member in furtherance of any unlawful conduct.

I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.

X WILLIAM WAGNER	Title: CHIEF FINANCIAL OFFICER	Date: 7/3/2014 12:23:07 PM

Signature of Manager, Managing Member or Other Authorized Signature

Nevada Secretary of State List ManorMem
Revised: 8-8-13